FIFTH AMENDMENT TO THE AMENDED AND RESTATED
FUND ADMINISTRATION SERVICING AGREEMENT
    THIS FIFTH AMENDMENT, effective as of the date of the last signature below (the “Effective Date”), to the Amended and Restated Fund Administration Servicing Agreement, dated as of July 30, 2018 (the "Agreement"), is entered into by and among Robert W. Baird & Co. Incorporated, a Wisconsin corporation (the "Advisor"), Baird Funds, Inc., a Wisconsin corporation (the “Company”) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

    WHEREAS, the parties have entered into an Agreement; and

WHEREAS, the parties desire to amend said Agreement to update the list of funds; and

WHEREAS, Section 11 of the Agreement allows for its amendment by a written instrument executed by the parties.

    NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.

BAIRD FUNDS, INC.                U.S. BANCORP FUND SERVICES, LLC

By: /s/ Mary Ellen Stanek                By: /s/ Greg Farley
    Name: Mary Ellen Stanek         Name: Greg Farley
    Title: President     Title: Senior Vice President

Date: 8/5/2025                        Date: 8/6/2025

ROBERT W. BAIRD & CO. INCORPORATED

By: /s/ Charles M. Weber
    Name: Charles M. Weber
    Title: Managing Director

Date: 8/5/2025

Exhibit A
to the Amended and Restated
Fund Administration Servicing Agreement

Separate Series of Funds

Fund Names

Bond Funds

Name of Series	Date Added
Baird Intermediate Bond Fund	September 29, 2000
Baird Core Plus Bond Fund	September 29, 2000
Baird Aggregate Bond Fund	September 29, 2000
Baird Quality Intermediate Municipal Bond Fund	March 30, 2001
Baird Short-Term Bond Fund	August 31, 2004
Baird Ultra Short Bond Fund	December 31, 2013
Baird Short-Term Municipal Bond Fund	August 31, 2015
Baird Core Intermediate Municipal Bond Fund	August 31, 2015
Baird Strategic Municipal Bond Fund	November 15, 2019
Baird Municipal Bond Fund	November 15, 2019

Equity Funds

Name of Series	Date Added
Baird Mid Cap Growth Fund	December 29, 2000
Baird Small/Mid Cap Growth Fund	October 31, 2018
Baird Chautauqua Global Growth Fund	May 1, 2016
Baird Chautauqua International Growth Fund	May 1, 2016
Baird Equity Opportunity Fund	December 13, 2021

2